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                                                                  EXHIBIT T3A-10

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ATKEMIX TWENTY-NINE INC.

                                    * * * * *


                  1. The name of the corporation is:

                            ATKEMIX TWENTY-NINE INC.

                  2. The address of its registered office in the State of Delaware Concord Pike and New Murphy Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is ICI Americas Inc.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                  5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

                  6. The name and mailing address of the incorporator is:

                                    K. L. Husfelt
                                    Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of July, 1987.


                                                 /s/ K. L. Husfelt
                                                 -------------------------------
                                                          K. L. Husfelt